FOR IMMEDIATE RELEASE	NEWS
August 6, 2019	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS SECOND QUARTER NET INCOME OF $1.8 MILLION, OR $0.03 PER SHARE, AND POSITIONED TO INCREASE 2019 PRODUCTION OUTLOOK

COLORADO SPRINGS – August 6, 2019 – Gold Resource Corporation (NYSE American: GORO) (the “Company” or “GRC”) reported production results for the second quarter ended June 30, 2019 of 9,559 ounces of gold and 467,484 ounces of silver, which along with base metal revenue generated $29.4 million in net revenue and $1.8 million, or $0.03 per share, in net income for the quarter.  The Company maintains its 2019 Oaxaca Mining Unit (“OMU”) production outlook and plans to increase its global production outlook once commercial production levels are reached at its Nevada Mining Unit (“NMU”) Isabella Pearl mine.  The Company produced first gold at Isabella Pearl in just over ten months of breaking ground on the project, with the project now in the gold production ramp-up phase.  Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA.  The Company has returned $112 million to its shareholders in consecutive monthly dividends since July 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

Q2 2019 HIGHLIGHTS

•	First gold production at Isabella Pearl mine
•	$1.8 million net income, or $0.03 per share
•	$7.9 million cash and cash equivalents
•	$3.9 million gold and silver bullion
•	$29.4 million net sales
•	9,559 gold ounces produced
•	467,484 silver ounces produced
•	$291 total cash cost per gold equivalent ounce sold, after by-product credits (OMU)
•	$652 total all-in sustaining cost per precious metal gold equivalent ounce sold (OMU)
•	$18.2 million base metal by-product credits, or $1,509 per precious metal gold ounce sold (OMU)
•	$0.3 million dividend distributions, or $0.005 per share for quarter
•	Exploration expanded deposits at both the Arista mine and Isabella Pearl mine

Overview of Q2 2019 Results

Second quarter production from the Company’s Oaxaca Mining Unit totaled 7,881 ounces of gold, 466,512 ounces of silver, 482 tonnes of copper, 2,304 tonnes of lead and 6,054 tonnes of zinc.  Through the first half of 2019, the Company’s OMU production numbers total 14,419 ounces of gold, 831,165 ounces of silver, 915 tonnes of copper, 4,457 tonnes of lead and 11,892 tonnes of zinc.  Second quarter production from the Company’s Nevada Mining Unit, which produced first project gold during the quarter, totaled 1,678 ounces of gold and 972 ounces of silver.

The Company maintains its 2019 OMU annual outlook, targeting a plus or minus ten percent production range of 27,000 gold ounces and 1,700,000 silver ounces.  In addition, with its Isabella Pearl mine in the ramp-up phase, the Company is positioned to increase its 2019 annual production outlook in the near future once the project has reached commercial production levels.

The Company sold 12,060 precious metal gold equivalent ounces at a total cash cost of $291 per ounce (after by-product credits) at its OMU, benefiting from strong base metal production and sales. OMU average realized metal prices during the quarter included $1,338 per ounce gold and $14.94 per ounce silver*.  The Company sold 1,131 gold ounces from its Isabella Pearl mine at an average realized price of $1,363 per gold ounce.  The Company recorded net income of $1.8 million, or $0.03 per share, and paid $0.3 million to its shareholders in dividends, or $0.005 per share during the quarter. Cash and cash equivalents at quarter end totaled $7.9 million.

“Gold Resource Corporation has now achieved dual-jurisdictional precious metal producer status in two mining friendly jurisdictions in North America.” stated Mr. Jason Reid, President and CEO of Gold Resource Corporation.  “We now approach important near-term catalysts to increase shareholder value, including our targeted 100% increase to the Company’s gold production profile once the Nevada mine is fully operational, and possible future monthly dividend increases.”

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

The following Production Statistics tables summarize certain information about our Oaxaca and Nevada Mining Units for the three and six months ended June 30, 2019 and 2018:

Oaxaca Mining Unit

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Arista Mine
Milled
Tonnes Milled	155,847	136,798	305,908	267,587
Grade
Average Gold Grade (g/t)	1.87	1.51	1.70	1.71
Average Silver Grade (g/t)	92	141	83	124
Average Copper Grade (%)	0.40	0.36	0.38	0.37
Average Lead Grade (%)	1.96	1.47	1.91	1.55
Average Zinc Grade (%)	4.77	4.07	4.72	4.24
Aguila Open Pit Mine
Milled
Tonnes Milled	8,872	9,218	20,336	14,326
Grade
Average Gold Grade (g/t)	1.39	1.84	1.80	1.95
Average Silver Grade (g/t)	43	43	43	44
Mirador Mine
Milled
Tonnes Milled	6,737	4,491	10,850	7,683
Grade
Average Gold Grade (g/t)	1.10	1.56	1.16	1.39
Average Silver Grade (g/t)	201	182	211	182
Combined
Tonnes milled	171,456	150,507	337,094	289,596
Tonnes Milled per Day (1)	1,967	1,735	1,947	1,686
Metal production (before payable metal deductions) (2)
Gold (ozs.)	7,881	5,806	14,419	12,453
Silver (ozs.)	466,512	593,955	831,165	1,019,839
Copper (tonnes)	482	387	915	772
Lead (tonnes)	2,304	1,540	4,457	3,155
Zinc (tonnes)	6,054	4,473	11,892	9,266

(1)	Based on actual days the mill operated during the period.
(2)

The difference between what we report as "ounces/tonnes produced" and "payable ounces/tonnes sold" is attributable to the difference between the quantities of metals contained in the concentrates we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in concentrates produced and sold.

Nevada Mining Unit

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Ore mined
Ore (tonnes)	273,223	-	688,277	-
Gold grade (g/t)	0.61	-	0.69	-
Low-grade stockpile (tonnes)
Ore (tonnes)	244,650	-	388,726	-
Gold grade (g/t)	0.52	-	0.52	-
Waste (tonnes)	1,101,858	-	1,698,448	-
Metal production (before payable metal deductions) (1)
Gold (ozs.)	1,678	-	1,678	-
Silver (ozs.)	972	-	972	-

(1)

The difference between what we report as "ounces/tonnes produced" and "payable ounces/tonnes sold" is attributable to the difference between the quantities of metals contained in the concentrates we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in concentrates produced and sold.

The following Sales Statistics tables summarize certain information about our Oaxaca and Nevada Mining Units operations for three and six months ended June 30, 2019 and 2018:

Oaxaca Mining Unit

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Metal sold
Gold (ozs.)	7,399	5,460	12,157	11,023
Silver (ozs.)	417,467	561,009	685,656	942,375
Copper (tonnes)	431	383	769	723
Lead (tonnes)	2,120	1,464	3,773	2,957
Zinc (tonnes)	3,867	3,807	8,373	7,585
Average metal prices realized (1)
Gold ($ per oz.)	1,338	1,304	1,338	1,323
Silver ($ per oz.)	14.94	16.53	15.26	16.55
Copper ($ per tonne)	6,205	6,888	6,245	7,014
Lead ($ per tonne)	1,871	2,389	1,955	2,482
Zinc ($ per tonne)	2,987	3,110	2,917	3,456
Precious metal gold equivalent ounces sold
Gold Ounces	7,399	5,460	12,157	11,023
Gold Equivalent Ounces from Silver	4,661	7,112	7,820	11,789
Total Precious Metal Gold Equivalent Ounces	12,060	12,572	19,977	22,812
Total cash cost before by-product credits per precious metal gold equivalent ounce sold	$1,800	$1,500	$2,143	$1,590
Total cash cost after by-product credits per precious metal gold equivalent ounce sold (2)	$291	$70	$312	$(103)
Total all-in sustaining cost per precious metal gold equivalent ounce sold	$652	$577	$725	$475

(1)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(2)	Total cash cost after by-product credits are significantly affected by base metals sales during the periods presented.

Nevada Mining Unit

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Metal sold
Gold (ozs.)	1,131	-	1,131	-
Silver (ozs.)	612	-	612	-
Average metal prices realized (1)
Gold ($ per oz.)	1,363	-	1,363	-
Silver ($ per oz.)	15.07	-	15.07	-
Precious metal gold equivalent ounces sold
Gold Ounces	1,131	-	1,131	-
Gold Equivalent Ounces from Silver	7	-	7	-
Total Precious Metal Gold Equivalent Ounces	1,138	-	1,138	-

(1)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

See Accompanying Tables

The following information summarizes Gold Resource Corporation’s financial condition at June 30, 2019 and December 31, 2018, its results of operations including the three and six months ended June 30, 2019 and 2018, and its cash flows for the six months ended June 30, 2019 and 2018. The summary data as of June 30, 2019 and for the three and six months ended June 30, 2019 and 2018 is unaudited; the summary data for the year ended December 31, 2018 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2018, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent per ounce and total all-in sustaining cost per precious metal gold equivalent per ounce contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,939	$7,762
Gold and silver rounds/bullion	3,874	3,637
Accounts receivable	5,630	1,744
Inventories, net	26,531	14,342
Prepaid taxes	3,342	1,126
Prepaid expenses and other current assets	3,786	2,745
Total current assets	51,102	31,356
Property, plant and mine development, net	120,154	111,242
Operating lease assets, net	11,043	-
Deferred tax assets, net	6,284	7,372
Other non-current assets	3,144	361
Total assets	$191,727	$150,331
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,149	$12,429
Loans payable, current	862	765
Finance lease liabilities, current	434	412
Operating lease liabilities, current	8,207	-
Mining royalty taxes payable, net	849	1,926
Accrued expenses and other current liabilities	2,909	2,030
Total current liabilities	30,410	17,562
Reclamation and remediation liabilities	4,055	3,298
Loans payable, long-term	1,226	1,378
Finance lease liabilities, long-term	661	831
Operating lease liabilities, long-term	2,842	-
Total liabilities	39,194	23,069
Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
64,811,555 and 58,850,431 shares outstanding at June 30, 2019 and December 31, 2018, respectively	128	69
Additional paid-in capital	144,750	121,592
Retained earnings	14,710	12,656
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	152,533	127,262
Total liabilities and shareholders' equity	$191,727	$150,331

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

 (U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Sales, net	$29,374	$30,768	$55,952	$62,919
Mine cost of sales:
Production costs	18,599	17,579	36,278	33,114
Depreciation and amortization	4,243	3,579	7,687	7,072
Reclamation and remediation	41	89	57	292
Total mine cost of sales	22,883	21,247	44,022	40,478
Mine gross profit	6,491	9,521	11,930	22,441
Costs and expenses:
General and administrative expenses	2,708	2,225	4,719	4,579
Exploration expenses	631	1,251	2,081	2,436
Other (income) expense, net	(107)	510	(82)	788
Total costs and expenses	3,232	3,986	6,718	7,803
Income before income taxes	3,259	5,535	5,212	14,638
Provision for income taxes	1,461	1,781	2,532	5,427
Net income	$1,798	$3,754	$2,680	$9,211
Net income per common share:
Basic	$0.03	$0.07	$0.04	$0.16
Diluted	$0.03	$0.06	$0.04	$0.16
Weighted average shares outstanding:
Basic	62,778,445	57,315,472	61,729,871	57,218,389
Diluted	63,066,616	58,314,123	62,079,859	58,153,350

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (U.S. dollars in thousands)

(Unaudited)

	Six months ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$2,680	$9,211
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	1,275	(1,134)
Depreciation and amortization	7,921	7,386
Stock-based compensation	1,214	485
Other operating adjustments	(293)	364
Changes in operating assets and liabilities:
Accounts receivable	(3,886)	1,157
Inventories	(8,744)	(897)
Prepaid expenses and other current assets	97	7
Other non-current assets	(2,012)	134
Accounts payable and other accrued liabilities	6,183	4,564
Mining royalty and income taxes payable, net	(3,328)	(1,815)
Net cash provided by operating activities	1,107	19,462

Cash flows from investing activities:
Capital expenditures	(21,438)	(15,108)
Other investing activities	1	4
Net cash used in investing activities	(21,437)	(15,104)

Cash flows from financing activities:
Proceeds from the exercise of stock options	98	1,124
Proceeds from issuance of stock	21,807	-
Dividends paid	(617)	(571)
Repayment of loan payable	(385)	(281)
Repayment of finance leases	(204)	(189)
Net cash provided by financing activities	20,699	83

Effect of exchange rate changes on cash and cash equivalents	(192)	(186)
Net increase in cash and cash equivalents	177	4,255
Cash and cash equivalents at beginning of period	7,762	22,390
Cash and cash equivalents at end of period	$7,939	$26,645

Supplemental Cash Flow Information
Interest expense paid	$79	$94
Income and mining taxes paid	$2,897	$6,298
Non-cash investing activities:
Change in accrued capital expenditures	$(1,214)	$918
Change in estimate for asset retirement cost	$638	$-
Equipment purchased through loan payable	$330	$-
Equipment purchased under finance leases	$56	$-

About GRC:

Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA.  The Company targets low capital expenditure projects with potential for generating high returns on capital.  The Company has returned $112 million back to its shareholders in consecutive monthly dividends since July 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com